UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2020

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2020, Power Solutions International, Inc. (the “Company” or “PSI”) entered into the First Amendment to Credit Agreement and Limited Waiver (the “Amendment”) to its Credit Agreement, dated as of March 27, 2020, with Standard Chartered Bank, as administrative agent, and the lenders party thereto from time to time (the “Credit Agreement”). The Amendment waives certain existing events of default under the Credit Agreement for failure to comply with the minimum consolidated EBITDA covenant for the quarters ended June 30, 2020 and September 30, 2020. The Amendment also, among other things, removes the 60-day maturity date extension option, amends the calculations of the interest coverage ratio and minimum Consolidated EBITDA and adjusts the required interest coverage ratio levels and minimum consolidated EBITDA levels. The $130 million aggregate commitment amount of the Credit Agreement, maturity date of March 26, 2021 and applicable interest rate of the Credit Agreement remain unchanged.

In connection with the Amendment, the Company also entered into the Shareholder’s Loan Agreement between the Company and Weichai America Corp. (“Weichai”), the Company’s majority stockholder (the “Shareholder’s Loan Facility”). Pursuant to the Shareholder’s Loan Facility, Weichai has established an unsecured and uncommitted loan facility in favor of the Company in a maximum principal amount of $100 million. The Shareholder’s Loan Facility matures on April 30, 2021. Loans may be made to the Company pursuant to the Shareholder’s Loan Facility at Weichai’s sole discretion. The proceeds of any loans made under the Shareholder’s Loan Facility shall be used to repay existing obligations under the Credit Agreement. Any potential borrowings under the Shareholder’s Loan Facility will bear interest at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) plus 3.50% per annum. The Shareholder’s Loan Facility is subject to customary events of default and covenants.

In light of the March 26, 2021 maturity date of the Credit Agreement, in 2021 management will continue to hold discussions with its current or other lenders to seek an extension and/or replacement of the Credit Agreement or additional liquidity, however, there can be no assurance that the Company will be able to successfully complete an extension of the Credit Agreement or obtain new financing on acceptable terms or at all when required.

The foregoing descriptions of the Amendment and Shareholder’s Loan Facility are qualified in their entirety by the full text of the Amendment and Shareholder’s Loan Facility, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On December 23, 2020, the Board of Directors approved an amendment and restatement of the bylaws of the Company (the “Amended Bylaws”), effective as of such date. The Amended Bylaws were adopted solely to include the following language: “At all times, the Board of Directors shall maintain standing Audit, Compensation and Nominating and Governance Committees, in addition to any other committees deemed necessary by the Board of Directors.”

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 31, 2020, the Company intends to issue a press release announcing the Amendment, which is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Caution Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Exchange Act. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements. The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements, include, without limitation: management’s ability to successfully implement the Audit Committee’s remedial recommendations; the timing of completion of steps to address, and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports from China on the Company’s supply chain; the Company’s obligations to indemnify past and present directors and officers and certain current and former employees with respect to the investigations conducted by the Securities and Exchange Commission (the “SEC”) and the criminal division of the United States Attorney’s Office for the Northern District of Illinois (the “USAO”), which will be funded by the Company with its existing cash resources due to the exhaustion of its historical primary directors’ and officers’ insurance coverage; any delays and challenges in recruiting key employees consistent with the Company’s plans; risks related to complying with the terms and conditions of the settlements with the SEC and USAO; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the impact the coronavirus pandemic could have on the Company’s business and financial results; any negative impacts from delisting of the Company’s common stock from the NASDAQ Stock Market and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s subsequent filings with the SEC. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Power Solutions International, Inc., dated as of December 23, 2020.

10.1	First Amendment to Credit Agreement and Limited Waiver, dated as of December 28, 2020, among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Standard Chartered Bank, as administrative agent.

10.2	Shareholder’s Loan Agreement, dated as of December 28, 2020, between the Company and Weichai America Corp.

99.1	Press Release, dated December 31, 2020, announcing the credit facility amendment and waiver.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: December 31, 2020	By:	/s/ John P. Miller
Name: John P. Miller
Title: Chief Executive Officer